SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 7, 2011

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2011, the Compensation Committee of the Board of Directors of Discovery Laboratories, Inc. (the “Company”) approved the grant of awards to certain of the Company’s executives, including the named executive officers listed below, under the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”).

Tom Amick was granted an incentive stock option to purchase 163,932 shares of the Company’s common stock and a non-qualified stock option to purchase 236,068 shares.  John Cooper was granted an incentive stock option to purchase 163,932 shares of the Company’s common stock and a non-qualified stock option to purchase 86,068 shares.  The options granted to Messrs. Amick and Cooper have a term of ten years and vest in three successive equal annual installments beginning on October 7, 2012. The exercise price for the options is $1.83, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on October 7, 2011, the date of grant.  The 2011 Plan was approved by the Company’s shareholders on October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

Date: October 14, 2011	By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and
Chief Executive Officer